Exhibit 10.12

EXECUTION VERSION

One Madison Corporation
3 East 28nd Street, 8rd Floor

New York, New York 10016

December 1, 2017

One Madison Group LLC
3 East 28nd Street, 8rd Floor

New York, New York 10016

RE:	Amendment No. 1 to the Securities Subscription Agreement

This first amendment (the “Amendment”) to that certain Securities Subscription Agreement (the “Agreement”) entered into on July 18, 2017 by and between One Madison Group LLC, a Delaware limited liability company (the “Subscriber” or “you”), and One Madison Corporation, a Cayman Islands exempted company (the “Company”, “we” or “us”) is made on the date hereof pursuant to Section 6.4 of the Agreement. Capitalized terms that are used herein, except as otherwised defined herein, shall have the meanings ascribed to them in the Agreement. In consideration of the mutual promises and covenants contained herein, the Company and the Subscriber agree as follows:

The following provision shall be added immediately after Section 3.3 in the Agreement:

“3.4           Earnout. During the period commencing on the date that a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination between the Company and one or more businesses (a “Business Combination”) is consummated through the fifth anniversary following the consummation of such Business Combination (the “Earnout End Date”), unless the closing price of the Company’s Class A ordinary shares (or any successor class of common shares listed on The New York Stock Exchange or The Nasdaq Stock Market) equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period or the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its common shareholders having the right to exchange their common equity for consideration in cash, securities or other property which equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) (each an “Earnout Condition”), on the Earnout End Date or promptly thereafter (the “Earnout Forfeiture Date”), the Subscriber acknowledges and agrees that it shall surrender for no consideration any and all rights to such number of Shares (including any Class A ordinary shares into which such Shares are convertible) equal to 30.0% of the number of Shares held by the Subscriber immediately following the Company’s IPO (after accounting for any forfeitures required pursuant to Section 3.2 hereto but assuming no exercise of the Over-allotment Option).”

The following provision shall be added immediately after Section 5.4 in the Agreement:

“5.4           Subscriber Lock-up. The Subscriber agrees that it shall not Transfer a number of Shares (including any Class A ordinary shares into which such Shares are convertible) equal to 30.0% of the number of Shares held by the Subscriber immediately following the Company’s IPO (after accounting for any forfeitures required pursuant to Section 3.2 hereto but assuming no exercise of the Over-allotment Option) until the earlier of (i) the date on which one or more of the Earnout Conditions has been satisfied and (ii) the Earnout Forfeiture Date.

As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder) with respect to, any of the Shares or (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise.”

Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

This Amendment is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

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If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Amendment and return it to us.

Very truly yours,

ONE MADISON CORPORATION

By:	/s/ Omar M. Asali
	Name:	Omar M. Asali
	Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

ONE MADISON GROUP LLC

By:	/s/ Omar M. Asali
	Name:	Omar M. Asali
	Title:	Sole Member